EXHIBIT 32.1

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Foundation Medicine, Inc. (Company) on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (Report), each of the undersigned officers of the Company, certifies to his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), the following:

(1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated in the Report.

/s/ Troy Cox
Troy Cox
Chief Executive Officer (Principal Executive Officer)

/s/ Jason Ryan
Jason Ryan
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 30, 2017

A signed original of this written statement required by Section 906 has been provided to Foundation Medicine, Inc. and will be retained by Foundation Medicine, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.